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                                       August 30, 1999



Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester MA 01653


RE:  SEPARATE ACCOUNT VA-P OF ALLMERICA
     FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
     File No's: 333-81017 and 811-8848
Gentlemen:

In my capacity as Assistant Vice President and Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of this Pre-effective Amendment No. 1 to the Registration Statement for Separate Account VA-P on Form N-4 under the Securities Act of 1933 and amendment under the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

1. Separate Account VA-P is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in Separate Account VA-P are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The variable annuity contracts, when issued in accordance with the Prospectus contained in the Pre-effective Amendment No. 1 to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Pre-effective Amendment No. 1 to the Registration Statement for Separate Account VA-P on Form N-4 filed under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.

                                       Very truly yours,

                                       /s/ Sheila B. St. Hilaire

                                       Sheila B. St. Hilaire
                                       Assistant Vice President and Counsel